                                                      Registration No. 333-63424
   As filed with the Securities and Exchange Commission on October 16, 2001.

              -----------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------

                        Post-Effective Amendment No. 1 to
                                    Form SB-2
                                 On Form POS AM
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                -----------------

                           MAINSTREET BANKSHARES, INC.
             (Exact name of registrant as specified in its charter)

         VIRGINIA                         6711                   54-1956616
(State or other jurisdiction  (Primary Standard Industrial   (I.R.S.  Employer
     of incorporation)         Classification Code Number)   Identification No.)

         Suite 12                                           Suite 12
    Patrick Henry Mall                                  Patrick Henry Mall
  730 East Church Street                            730 East Church Street
Martinsville, Virginia 24112                       Martinsville, Virginia 24112
     (540) 632-8092                                      (540) 632-8092

  (Address, including zip code, and   (Address of principal place of business or
  telephone number, including area       intended principal place of business)
code, of principal executive offices)

                                                   Copies to:
       Cecil R. McCullar              Douglas W. Densmore and Hugh B. Wellons
    Chief Executive Officer        Flippin, Densmore, Morse, Rutherford & Jessee
           Suite 12                   10 South Jefferson Street, Suite 1800
   730 East Church Street                   Roanoke, Virginia 24011
 Martinsville, Virginia 24112                    (540) 510-3000
       (540) 632-8092

(Name, address, including zip code
and telephone number, including
area code, of agent for service)

                                -----------------


        Approximate date of commencement of proposed sale to the public:
   From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the securities Act registration statement number of the earlier effective registration statement for the same offering.[_]

If delivery of the prospectus is expected to be made pursuant to Rule 434 of the Securities Act, please check the following box.[_]


                             CALCULATION OF REGISTRATION FEE
================================================================================================
 Title of each class                        Proposed         Proposed maximum        Amount of
of securities to be     Amount to be    maximum offering    aggregate offering     Registration
     registered          registered      price per unit            price                Fee
------------------------------------------------------------------------------------------------
Common Stock             952,381 shs           N/A              $10,000,000          $2,500.00

================================================================================================



     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

This Post Effective Amendment Number 1 to the Form SB-2 Registration Statement (Registration Number 333-63424) of MainStreet BankShares, Inc., a Virginia corporation ("Registrant"), is being filed solely to add Exhibits 99.1 and 99.2 to the Registration Statement.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post Effective Amendment Number 1 to the Registration Statement on Form SB-2 and has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Martinsville, Commonwealth of Virginia, on October 16, 2000.

MAINSTREET BANKSHARES, INC.


By: /s/ Cecil R. McCullar
    -------------------------------------------------------------------
    Cecil R. (Andy) McCullar, President and Chief Executive Officer

Under the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

         Signature                                Title                         Date
         ---------                                -----                         ----
/s/ Cecil R. McCullar                      President and Chief            October 16, 2001
-----------------------------
Cecil R. (Andy) McCullar               Executive Officer, Director,
                                     Chairman of the Board (Interim)

/s/ Brenda H. Smith                       Senior Vice President/          October 16, 2001
-----------------------------
Brenda H. Smith                          Chief Financial Officer

_____________________________                    Director                 ________________
Patricia H. Brammer

/s/ Jesse D. Cahill, Sr.                         Director                 October 16, 2001
-----------------------------
Jesse D. Cahill, Sr.

/s/ William S. Clark                    Executive Vice President,         October 16, 2001
-----------------------------
William S Clark                     Chief Operating Officer, Director

/s/ Joseph F. Clark                              Director                 October 16, 2001
-----------------------------
Joseph F. Clark

/s/ Charles L. Dalton                            Director                 October 16, 2001
-----------------------------
Charles L. Dalton

/s/ John M. Deekens                              Director                 October 16, 2001
-----------------------------
John M. Deekens

/s/ Morton W. Lester                             Director                 October 16, 2001
-----------------------------
Morton W. Lester

/s/ Roxanne B. Miller                            Director                 October 16, 2001
-----------------------------
Roxanne B. Miller

______________________________                   Director                  _______________
Joe C. Philpott

______________________________                   Director                  _______________
Milford A. Weaver

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 1.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 13.1-692.1 of the Code of Virginia, 1950, as amended, places a limitation on the liability of officers and directors of a corporation in any proceeding brought by or in the right of the corporation or brought by or on behalf of shareholders of the corporation. The damages asserted against an officer or director arising out of a single transaction, occurrence, or course of conduct shall not exceed the greater of $100,000 or the amount of cash compensation received by the officer or director from the corporation during the 12 months immediately preceding the act or omission for which liability was imposed. The statute also authorizes the corporation, in its articles of incorporation or, if approved by the shareholders, in its bylaws, to provide for a different specific monetary limit on, or to eliminate entirely, liability. The liability of an officer or director shall not be limited or eliminated if the officer or director engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law. The Company's Articles of Incorporation contain a provision which eliminates, to the full extent that the laws of the Commonwealth of Virginia permit, the liability of an officer or director to the Company or its shareholders for monetary damages for any breach of duty as a director or officer.

     The Company's Articles of Incorporation also require the Company to indemnify any director or officer who is or was a party to a proceeding, including a proceeding by or in the right of the corporation, by reason of the fact that he is or was such a director or officer or is or was serving at the request of the Company as a director, officer, employee or agent of another entity. Directors and officers of the Company are entitled to be indemnified against all liabilities and expenses incurred by the director or officer in the proceeding, except such liabilities and expenses as are incurred because of his or her willful misconduct or knowing violation of the criminal law. Unless a determination has been made that indemnification is not permissible, a director or officer also is entitled to have the Company make advances and reimbursement for expenses prior to final disposition of the proceeding upon receipt of a written undertaking from the director or officer to repay the amounts advanced or reimbursed if it is ultimately determined that he or she is not entitled to indemnification. The Board of Directors of the Company also has the authority to extend to employees, agents, and other persons serving at the request of the Company the same indemnification rights held by directors and officers, subject to all of the accompanying conditions and obligations.

     Virginia Code(s) 13.1-700.1 permits a court, upon application of a director or officer, to review the Company's determination as to a director's or officer's request for advances, reimbursement or indemnification. If it determines that the director or officer is entitled to such advances, reimbursement or indemnification, the court may order the Company to make advances and/or reimbursement for expenses or to provide Indemnification, in which case the court shall also order the Company to pay the officer's or director's reasonable expenses incurred to obtain the order. With respect to a proceeding by or in the right of the corporation, the court may order indemnification to the extent of the officer's or director's reasonable expenses if it determines that, considering all the relevant circumstances, the officer or director is entitled to indemnification even though he or she was adjudged liable, and may also order the Company to pay the officer's and director's reasonable expenses incurred to obtain the order.

     The Company has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another entity, against any liability asserted against or incurred by such person, in any such capacity or arising from his or her status as such, whether or not the Company would have the power to indemnify such person against such liability under the Articles of Incorporation.

ITEM 2.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     SEC Registration fees                                       $     2,500.00
     Blue sky fees and expenses (estimated)                            5,000.00
     Escrow Agent Fee (estimated)                                      7,500.00
     Printing Expenses (estimated)                                    15,000.00
     Legal Fees and Expenses (estimated)                              50,000.00
     Accounting Fees (estimated)                                      15,000.00
     Miscellaneous Expenses (estimated)                                5,000.00
                                                                 --------------

              TOTAL                                              $   100,000.00
                                                                 ==============

ITEM 3. UNDERTAKINGS.

(a)  The undersigned Registrant hereby undertakes as follows:

     (1) The Registrant will file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

              (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

              (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and

              (iii) include any additional or changed material information in the plan of distribution.

     (2) The Registrant will, for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the Offering of the securities at that time to be the initial bona fide Offering.

     (3) The Registrant will file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the Offering.

     (4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 4.  UNREGISTERED SECURITIES ISSUED OR SOLD WITHIN PAST THREE YEARS.

     On March 1, 1999, Bankshares issued an aggregate of 15 shares of common stock to the organizers. (This was done solely to facilitate the organization.) Three directors resigned for personal reasons (health and travel restrictions) early in the process, and their shares were canceled, leaving 12 shares outstanding. In each case the subscriber was a resident of the Commonwealth of Virginia and paid $1 per share. There were no underwriting, discounts or commissions paid with respect to these transactions. Bankshares repurchased these shares at the original purchase price upon the successful completion of the offering.

     The sales were made to persons who had access to the kind of information which registration would disclose and who did not purchase the shares for resale to the public. Also, these sales were made solely for the purposes of completing the initial organization of Bankshares. Accordingly, these sales constituted transactions by Bankshares not involving a public offering, separate and apart from this offering, which were exempt from registration under Section 4(2) of the Securities Act of 1933. These securities were also exempt from registration as part of an interstate issue under Section 3(a)(11) of the Securities Act of 1933.

ITEM 5.  INDEX TO EXHIBITS

     The following exhibits are filed as part of this Registration Statement:

Number        Description of Exhibit
------        ----------------------

3.1 Restated Articles of Incorporation of the Registrant, dated March 6, 2001 (incorporated herein by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-KSB for the period ended December 31, 2000, filed March 16, 2001).

3.2 By-Laws of the Registrant, dated March 20, 2000 (incorporated herein by reference to Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 2001, filed April 27, 2001).

4.1 Warrant Plan and Certificate as adopted July 27, 1999, and as amended August 26, 1999 and December 19, 2000 (incorporated herein by reference to Exhibit 4.1 to the Registrant's Registration Statement No. 333-86993 on Form SB-2, filed September 13, 1999, and to Exhibit 4.1 to the Registrant's Quarterly Report on Form 10-QSB for the period ended September 30, 1999, filed December 20, 1999).

4.2 Provisions in Registrant's Articles of Incorporation and Bylaws defining the rights of Holders of the Registrant's common stock (included in Exhibits 3.1 and 3.2, respectively).

4.3           Form of Shares Subscription Agreement.

4.4 Form of Units Subscription Agreement (incorporated herein by reference to Exhibit 4.4 to the Registrant's Registration Statement No. 333-86993 on Form SB-2, filed September 13, 1999)

5 Opinion of Flippin, Densmore, Morse, & Jessee regarding the legality of the securities to be offered.

10.1 Contribution Agreement among the Organizers, dated as of December 8, 1998 (incorporated herein by reference to Exhibit
              10.1 to the Registrant's Registration Statement No. 333-86993 on Form SB-2/A, filed October 22, 1999).

10.2 Lease dated April 6, 1999, with respect to the proposed executive office of the Registrant (incorporated herein by reference to Exhibit 10.2 to the Registrant's Registration Statement No. 333-86993 on Form SB-2, filed September 13, 1999).

10.3 Lease dated April 6, 1999, with respect to the proposed main banking office of Smith River Community Bank, N.A. (incorporated herein by reference to Exhibit 10.3 to the Registrant's Registration Statement No. 333-86993 on Form SB-2, filed September 13, 1999).

10.4 Lease dated May 6, 1999, with respect to the possible branch office of Smith River Community Bank, N.A. (incorporated herein by reference to Exhibit 10.4 to the Registrant's Registration Statement No. 333-86993 on Form SB-2, filed September 13, 1999).

10.5 Employment Agreement between the Registrant and Cecil R. McCullar, dated as of June 1, 1999 (incorporated herein by reference to Exhibit 10.5 to the Registrant's Registration Statement No. 333-86993 on Form SB-2, filed September 13, 1999).

10.6 Consulting Agreement between the Registrant and Bank Resources, Inc., dated December 8, 1998 (incorporated herein by reference to Exhibit 10.6 to the Registrant's Registration Statement No. 333-86993 on Form SB-2, filed September 13, 1999).

10.7 Escrow Agreement between First Citizens Bank & Trust Company and the Registrant, dated September 8, 1999 (incorporated herein by reference to Exhibit 10.7 to the Registrant's Registration Statement No. 333-86993 on Form SB-2, filed September 13, 1999).

10.8 Software License and service agreement between FISERV Solutions, Inc. and the Registrant dated September 1999 (incorporated herein by reference to Exhibit 10.8 to the Registrant's Registration Statement No. 333-86993 on Form SB-2/A, filed October 22, 1999).

10.9 Software license and maintenance agreement between Concentrex, Inc./CFI Pro Services, Inc. and the Registrant, dated September 27, 1999 (incorporated herein by reference to Exhibit 10.9 to the Registrant's Registration Statement No. 333-86993 on Form SB-2/A, filed October 22, 1999).

10.10 Contract to purchase hardware and software license and service agreement between Unisys and the Registrant dated October 25, 1999 (incorporated herein by reference to Exhibit 10.10 to the Registrant's Quarterly Report on Form 10-QSB for the quarterly period ended September 30, 1999, filed December 20, 1999).

10.11 Related contracts to purchase equipment and software between Information Technology, Inc. and the Registrant dated October 25, 1999 (incorporated herein by reference to Exhibit 10.11 to the Registrant's Quarterly Report on Form 10-QSB for the quarterly period ended September 30, 1999, filed December 20, 1999).

10.12         Consulting Agreement between Southeast Financial Holdings, Inc.
              and the Registrant dated February 21, 2000 (incorporated herein by reference to Exhibit 10.12 to the Registrant's Annual Report on Form 10-KSB for the period ended December 31, 1999, filed March 24, 2000).

10.13 Consulting Agreement between Larry A. Heaton and the Registrant dated November 15, 2000.

10.14 Consulting Agreement between Larry A. Heaton and the Registrant dated January 26, 2001.

10.15 Consulting Agreement between The Carson Medlin Company and the Registrant dated January 24, 2001.

10.16 Escrow Agreement between First Citizens Bank & Trust Company and the Registrant, dated August 17, 2001.

21            Subsidiaries of the Registrant

23.1          Consent of McLeod & Company.

23.2 Consent of Flippin, Densmore, Morse, Rutherford & Jessee, (included in Exhibit 5).

99.1          Letter to Prospective Shareholders dated September 7, 2001.

99.2          Letter to Existing Shareholders dated September 7, 2001.

----------------

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing a Form SB-2 and has authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Martinsville, Commonwealth of Virginia, on October 16, 2001.

MAINSTREET BANKSHARES, INC.


By: /s/ Cecil R. McCullar
    ----------------------------------------------------------------------------
    Cecil R. (Andy) McCullar, President and Chief Executive Officer

     Under the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

              Signature                                Title                         Date
              ---------                                -----                         ----

/s/ Cecil R. McCullar                           President and Chief            October 16, 2001
---------------------------------
Cecil R. (Andy) McCullar                   Executive Officer, Director,
                                          Chairman of the Board (Interim)

/s/ Brenda H. Smith                           Senior Vice President/           October 16, 2001
---------------------------------
Brenda H. Smith                               Chief Financial Officer

                                                     Director                 __________________
---------------------------------
Patricia H. Brammer

/s/ Jesse D. Cahill, Sr.                             Director                  October 16, 2001
---------------------------------
Jesse D. Cahill, Sr.

/s/ William S. Clark                         Executive Vice President,         October 16, 2001
---------------------------------
William S Clark                          Chief Operating Officer, Director

/s/ Joseph F. Clark                                  Director                  October 16, 2001
---------------------------------
Joseph F. Clark

/s/ Charles L. Dalton                                Director                  October 16, 2001
---------------------------------
Charles L. Dalton

/s/ John M. Deekens                                  Director                  October 16, 2001
---------------------------------
John M. Deekens

/s/ Morton W. Lester                                 Director                  October 16, 2001
---------------------------------
Morton W. Lester

/s/ Roxanne B. Miller                                Director                  October 16, 2001
---------------------------------
Roxanne B. Miller

                                                     Director                 __________________
---------------------------------
Joe C. Philpott

                                                     Director                 __________________
---------------------------------
Milford A. Weaver